Exhibit 4.13

THIS NOTE AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE OR SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS WRITTEN EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY IS SUPPLIED TO THE COMPANY TO THE EFFECT THAT THE PROPOSED OFFER, SALE, ASSIGNMENT OR OTHER TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

THIS NOTE AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS NOTE, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED.

CONVERTIBLE PROMISSORY NOTE

$[insert principal amount]	[insert date], 2022

FOR VALUE RECEIVED, OPTMED, INC., a Delaware corporation (the “Company”), located at 5745 Fifth Avenue, Suite 500, New York, NY 10151, promises to pay to _________________________, or any subsequent holder upon permitted assignment of this Note (the “Holder”), at ________________________________, or at such other location as the Holder may designate from time to time in a written notice provided to the Company, the principal sum of $[insert principal amount] ([principal amount written out] U.S. Dollars) together with interest thereon from the date of this Note. Interest shall accrue at a rate of eight percent (8.0%) per annum, simple interest. Interest shall be computed on the basis of a 365-day year, for the actual days elapsed. Unless earlier converted into Equity Securities pursuant to the terms of this Note or paid in full in accordance with the terms hereof, the principal and accrued interest shall be due and payable by Company on demand by the Requisite Holders (as defined below) at any time after the earliest of: (i) July 14, 2023 (“Maturity Date”), (ii) the closing of a Corporate Transaction, or (ii) an Event of Default (as defined below).

This Convertible Promissory Note (this “Note”) is one in a series of substantially identical (other than as to date of issuance, principal amount and identity of the holder thereof) convertible promissory notes (collectively, the “Notes”) with the same conversion terms, issued by the Company in the aggregate principal amount of up to $2,000,000; provided, however, that upon the receipt of the written approval of the holders of a majority of the aggregate principal amount of all then-outstanding Notes (collectively, the “Requisite Holders”), the Board of Directors of the Company may increase the maximum principal amount of such Notes issuable by the Company. The Notes rank pari passu in right of payment to all other Notes, and all payments on the Notes shall be paid to the holders thereof pro-rata based on the respective principal balances of the Notes.

1. Definitions.

(a) “Base Conversion Price” means Eighty Eight and 9/10 Cents ($0.889), subject to adjustment as set forth herein.

(b) “Common Stock” means the Company’s common stock, $0.0001 par value per share.

(c) “Conversion Price” means with respect to a conversion pursuant to Section 3(a), the lower of (x) the Base Conversion Price as then in effect and (y) an amount equal to eighty percent (80%) of the public offering price per share in the Company’s Qualified Initial Public Offering;

(d) “Corporate Transaction” means:

(i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity;

(ii) a merger, consolidation or other business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity pursuant to which stockholders of the Company prior to such merger, consolidation or other capital reorganization or business combination transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity; or

(iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of at least fifty percent (50%) of the Company’s then outstanding voting securities.

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of equity securities by the Company in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

(e) “Event of Default” means (a) the Company fails to make any payment under the Notes when due; (b) a receiver is appointed for any material part of the Company’s property, the Company makes a general assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation; (c) the Company breaches any of its material obligations under the Notes and does not cure such breach within 20 days after written notice thereof to the Company; and (d) the Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(h) “Qualified Initial Public Offering” means the sale of shares of the Company’s Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of aggregate proceeds, net of the underwriting discount and commissions, to the Company.

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2. Payment. Except in connection with the conversion of principal and unpaid accrued interest hereunder into shares of Common Stock as provided for herein, (i) all payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company; and (ii) payment shall be credited first to accrued interest due and payable and the remainder applied to principal. Prepayment of principal or interest may not be made without the prior written consent of the Requisite Holders, except in the event of a Corporation Transaction, and any prepayment of this Note shall be made only in connection with the pro rata prepayment of all outstanding Notes, with any such prepayment applied first to the payment of accrued interest and the remainder, if any, applied to principal.

3. Conversion of the Note.

(a) Qualified Initial Public Offering. The principal balance and unpaid accrued interest on this Note will automatically, and without any further action on the part of the Company or the Holder, convert into shares of Common Stock immediately prior to the closing of a Qualified Initial Public Offering. The number of shares of Common Stock into which this Note so converts will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note on the date on which the underwriting agreement for the Qualified Initial Public Offering is entered into by the Company by (y) the Conversion Price as in effect on such date.

(b) Optional Conversion. The Holder may at any time, at the option of the Holder and upon written notice of conversion to the Borrower (a “Conversion Notice”), convert all (but not less than all) of the principal and unpaid interest of this Note into shares of Common Stock. The number of shares of Common Stock to be issued upon such a conversion (an “Optional Conversion”) shall be equal to the quotient obtained by dividing the outstanding principal and accrued interest due on this Note on the date of conversion (except for interest that the Company elects to pay in cash) by the Base Conversion Price. The closing of the Optional Conversion shall, unless a different date is specified in the last sentence of this Section 3(b), occur on the fifth (5th) business day after delivery by Holder to Company of Holder’s Conversion Notice. Upon an Optional Conversion, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the Base Conversion Price.

(c) Adjustment of Base Conversion Price. The Base Conversion Price will be adjusted proportionately by the Board of Directors of the Company for any Common Stock stock splits, stock dividends, or reverse stock splits occurring after the date of this Note.

(d) Corporate Transaction. In the event of a Corporate Transaction prior to the conversion of a Note pursuant to Section 3(a) or the repayment of this Note, at the closing of such Corporate Transaction, the Company will pay the Holder an amount equal to the sum of (i) 1.20 times the outstanding principal amount of such Note, and (ii) all accrued and unpaid interest on such Note immediately prior to such Corporate Transaction.

(e) Mechanics of Conversion. As promptly as practicable after the conversion of this Note and the issuance of shares of Common Stock pursuant thereto, the Company (at its expense) will issue and deliver to the Holder a certificate or certificates evidencing such shares of Common Stock (if certificated), or if the Company’s common stock certificated, will deliver a true and correct copy of the Company’s share register reflecting the shares of Common Stock issued to the Holder; provided that shares issued in connection with a Qualified Initial Public Offering shall be represented in electronic, book-entry position in the name of the Holder or its nominee. The Company will not be required to issue or deliver shares until the Holder has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss).

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4. Events of Defaults and Remedies. Subject to the provisions of Section 6, upon the occurrence of an Event of Default, at the option and upon the declaration of the Requisite Holders, the entire unpaid principal and accrued and unpaid interest on the Notes shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise. The Company shall promptly notify the Holder of the occurrence of any Event of Default.

5. Security. This Note is a general unsecured obligation of the Company.

6. Priority and Subordination. This Note is subordinated in right of payment to all indebtedness of the Company to H.B. Fuller Company and Pidilite USA, Inc. or their respective successors and assigns (the “Senior Creditors”) for borrowed funds and for all expenses and costs owing to the Senior Creditors under such indebtedness (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding and until the same is paid in full, the Company will not make, and the Holder will not receive or retain, any payment under this Note whatsoever (other than the receipt of shares upon the conversion of this Note). In addition, until the Senior Debt has been indefeasibly paid in full, if an Event of Default has occurred and is continuing under this Note, the Holder will not commence or join with any creditor of the Company in asserting or commencing any proceedings to collect or enforce its rights hereunder or take any action to foreclose, accelerate, or realize upon the indebtedness hereunder or declare a default hereunder (other than to enforce conversion rights hereunder). The provisions of this Section 6 are for the purposes of defining the relative rights of the Holder and the Senior Creditors and nothing in this Note shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay the Holder the principal thereof and interest thereon, in accordance with the terms of this Note.

7. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note or other Note Documents. This Note shall be transferable and assignable by the Holder at any time subsequent to the date hereof subject to the requirement (i) that any transferee or assignee of this Note must first agree in writing, in a form acceptable to the Company, to be bound by the terms of this Note, and (ii) that any such assignment or transfer be, in the reasonable opinion of the Company’s counsel, in full compliance with applicable state and federal securities laws.

(b) Governing Law. This Note shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Any claims or legal actions arising hereunder shall be commenced and maintained in the state or federal courts located in New York City, New York, and the Holder consents and submits to the exclusive jurisdiction and venue of any such court.

(c) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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(d) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(e) Amendments and Waivers. Any provision in this Note to the contrary notwithstanding, changes in or additions to this Note may be made, and compliance with any provision herein or therein set forth may be amended or waived, if the Company shall obtain consent thereto in writing from the Holder or from the Requisite Holders; provided that, (i) no such consent shall be effective to alter or change the principal or the interest rate on any Note without the consent of the holder thereof and (ii) any amendment that adversely affects the rights and obligations of the Holder hereunder in a different manner than the rights and obligations of any or all of the other holders of Notes shall require the written consent of the Holder. Any waiver or amendment effected in accordance with this Section 7(e) shall be binding upon each future holder of all such securities, and the Company.

(f) Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally delivered, sent by email or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, to the address set forth in this Note or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this paragraph. Any such notice or communication shall be deemed to have been delivered (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of email, on the third business day following the that on which the email message was sent, (iii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

(g) Rank. The right to payment under this Note will be pari passu with the right to payment under all of the other Notes, and any payments on the Notes will be made pro rata to all the holders of the Notes based on the outstanding principal amounts of such Notes.

(h) No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notices as a stockholder in respect of meetings of stockholders of the Company or any other matters or any rights whatsoever as a stockholder of the Company, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock or Preferred Stock obtainable hereunder, until, and only to the extent that, this Note shall have been converted in accordance with its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its name and executed as of the date first above written.

OPTMED, INC.

By:
Name:	Ervin Braun
Title:	CEO

Address for Notices:

745 Fifth Avenue, Suite 500
NYC, NY 10151

[acknowledgement of Holder follows]

[Signature Page to Convertible Promissory Note of Optmed, Inc.]

ACKNOWLEDGED AND AGREED:

HOLDER

Signature:

By (Print Name):

Title:

Address for Notices:

Email:

[Signature Page to Convertible Promissory Note of Optmed, Inc.]